UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

LOCAL BOUNTI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40125	98-1584830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Foley Lane

Hamilton, MT 59840

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (406) 361-3711

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	LOCL	New York Stock Exchange
Warrants, each exercisable for one share of Common Stock for $11.50 per share	LOCL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTION

On November 19, 2021 (the “Closing Date”), Local Bounti Corporation, a Delaware corporation (f/k/a Leo Holdings III Corp (“Leo III”)) (the “Company”), consummated the previously announced transaction (the “Business Combination”) pursuant to that certain Agreement and Plan of Reorganization, dated June 17, 2021, by and among the Company, Longleaf Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company, Longleaf Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company, and Local Bounti Corporation, a Delaware corporation (“Legacy Local Bounti”).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The management of the Company has re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of the redeemable shares of Class A Ordinary Shares, par value $0.0001 per share (the “Class A Ordinary Shares”), issued as part of the units sold in Leo III’s initial public offering (the “IPO”) on March 2, 2021. Historically, a portion of the Class A Ordinary Shares was classified as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that Leo III would consummate its initial business combination only if it had net tangible assets of at least $5,000,001. Pursuant to such re-evaluation, the Company’s management has determined that the Class A Ordinary Shares include certain provisions that require classification of the Class A Ordinary Shares as temporary equity regardless of the minimum net tangible assets required to complete Leo III’s initial business combination.

In connection with the change in presentation for the Class A Ordinary Shares subject to redemption, the Company also restated its net income (loss) per common share calculation to allocate net income (loss) pro rata all common stock. This presentation contemplates a business combination as the most likely outcome, in which case, all shares of common stock pro rata in the income (loss) of the Company. There has been no change in the Company’s total assets, liabilities or operating results.

WithumSmith+Brown, PC (“Withum”) was the Company’s independent registered public accounting firm during the Affected Periods (as defined below) and during the existence of Leo III.

Therefore, on December 7, 2021, the Company’s management and the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) concluded that Leo III’s previously issued (i) audited balance sheet as of March 2, 2021, as previously restated, as reported in the Current Report on Form 8-K filed on March 8, 2021, (ii) unaudited interim financial statements for the quarter ended March 31, 2021, as reported in Quarterly Report on Form 10-Q filed on June 10, 2021, (iii) unaudited interim financial statements for the quarter ended June 30, 2021, as reported in Quarterly Report on Form 10-Q filed on August 16, 2021, and (iv) unaudited interim financial statements for the quarter ended September 30, 2021, as reported in Quarterly Report on Form 10-Q filed on November 12, 2021 (the periods referred to in (i) – (iv), the “Affected Periods”) should no longer be relied upon and should be restated to report Class A Ordinary Shares as liabilities, restate the statement of changes in shareholders’ equity and restate earnings per share to allocate income and losses pro rata between the two classes of shares outstanding. Further, the Audit Committee, in consultation with management, determined that it is appropriate to restate certain of Leo III’s condensed consolidated financial statements from the Affected Periods.

The historical financial statements of Legacy Local Bounti are not affected by the above changes.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with the independent registered public accounting firm of Leo III during the Affected Periods, Withum.

Item 9.01 Financial Statements and Exhibits.

(c)	List of Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Local Bounti Corporation

Date: December 7, 2021	By:	/s/ Kathleen Valiasek
	Name:	Kathleen Valiasek
	Title:	Chief Financial Officer